Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-206799) and Registration Statements on Forms S-8 (Nos. 333-205254, 333-110432, 333-128339, 333-152456, 333-140817 and 333-170133) of Biogen Inc. of our report dated February 2, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 2, 2017